File No.333159
564
Rule 424b3


AMERICAN DEPOSITARY
SHARES
One 1 American Depositary
Share represents
OneFourth of One 14 Share
THE BANK OF NEW YORK
MELLON
AMERICAN DEPOSITARY
RECEIPT
FOR SHARES OF COMMON
STOCK, OF
DAITO TRUST CONSTRUCTION
CO.,
LTD.
INCORPORATED UNDER THE
LAWS
OF JAPAN
       The Bank of New
York Mellon, as
depositary hereinafter
called the Depositary,
hereby certifies i that
there have been
deposited with the
Depositary or its agent,
nominee, custodian,
clearing agency or
correspondent, the
securities described
above
Shares or evidence of the
right to receive
such Shares, ii that at
the date hereof each
American Depositary Share
evidenced by this
Receipt represents the
amount of Shares
shown above, and that

or registered assigns IS
THE OWNER OF
AMERICAN DEPOSITARY
SHARES
hereby evidenced and
called, and except as
otherwise herein
expressly provided, is
entitled upon surrender
at the Corporate Trust
Office of the Depositary,
New York, New
York of this Receipt duly
endorsed for
transfer and upon payment
of the charges as
provided on the reverse
of this Receipt and in
compliance with
applicable laws or
governmental regulations,
at Owners option 1
to delivery at the office
of the agent,
nominee, custodian,
clearing agency or
correspondent of the
Depositary, to a person
specified by Owner, of
the amount of
Deposited Securities
represented hereby or
evidence of the right to
receive the same or 2
to have such Deposited
Securities forwarded
at his cost and risk to
him at the Corporate
Trust Office of the
Depositary.  The words
Deposited Securities
wherever used in this
Receipt shall mean the
Shares deposited
under the agreement
created by the Receipts
as hereinafter defined
including such
evidence of the right to
receive the same, and
any and all other
securities, cash and
other
property held by the
Depositary in place
thereof or in addition
thereto as provided
herein.  The word Owner
wherever used in
this Receipt shall mean
the name in which
this Receipt is
registered upon the books
of
the Depositary from time
to time.  The
Depositarys Corporate
Trust Office is located
at a different address
than its principal
executive office. Its
Corporate Trust Office is
located at 101 Barclay
Street, New York,
New York 10286, and its
principal executive
office is located at One
Wall Street, New
York, New York 10286.
             1.

RECEIPTS.
       This American
Depositary Receipt
this Receipt is one of a
continuing issue of
American Depositary
Receipts collectively,
the Receipts, all
evidencing rights of like
tenor with respect to the
Deposited Securities,
and all issued or to be
issued upon the terms
and subject to the
conditions herein
provided,
which shall govern the
continuing
arrangement by the
Depositary with respect
to
initial deposits as well
as the rights of holders
and Owners of Receipts
subsequent to such
deposits.
       The issuer of the
Receipts is deemed
to be the legal entity
resulting from the
agreement herein provided
for.
       The issuance of
Receipts against
deposits generally may be
suspended, or the
issuance of Receipts
against the deposit of
particular Shares may be
withheld, if such
action is deemed
necessary or advisable by
the Depositary at any
time and from time to
time because of any
requirements of any
government or
governmental body or
commission or for any
other reason.  The
Depositary assumes no
liability with respect
to the validity or worth
of the Deposited
Securities.
             2.

TRANSFER OF
RECEIPTS.
       Until the
surrender of this Receipt
in
accordance with the terms
hereof, the
Depositary will maintain
an office in the
Borough of Manhattan, The
City of New
York, for the
registration of Receipts
and
transfers of Receipts
where the Owners of the
Receipts may, during
regular business hours,
inspect the transfer
books maintained by the
Depositary that list the
Owners of the
Receipts.  The transfer
of this Receipt is
registrable on the books
of the Depositary at
its Corporate Trust
Office by the holder
hereof in person or by
duly authorized
attorney, upon surrender
of this Receipt
properly endorsed for
transfer or
accompanied by proper
instruments of
transfer and funds
sufficient to pay any
applicable transfer
taxes, and the fees and
expenses of the
Depositary and upon
compliance with such
regulations, if any, as
the Depositary may
establish for such
purpose.  This Receipt
may be split into other
such Receipts, or may be
combined with
other such Receipts into
one Receipt,
representing the same
aggregate number of
American Depositary
Shares as the Receipt or
Receipts surrendered.
Upon such split or
combination not involving
a transfer, a charge
will be made as provided
herein.  The
Depositary may close the
transfer books at
any time or from time to
time when deemed
expedient by it in
connection with the
performance of its duties
hereunder.
             3.
                    PROOF
OF
CITIZENSHIP OR RESIDENCE.
       The Depositary may
require any
holder or Owner of
Receipts, or any person
presenting securities for
deposit against the
issuance of Receipts,
from time to time, to
file such proof of
citizenship or residence
and to furnish such other
information, by
affidavit or otherwise,
and to execute such
certificates and other
instruments as may be
necessary or proper to
comply with any laws
or regulations relating
to the issuance or
transfer of Receipts, the
receipt or distribution
of dividends or other
property, or the taxation
thereof or of receipts or
deposited securities,
and the Depositary may
withhold the issuance
or registration of
transfer of any Receipt
or
payment of such dividends
or delivery of
such property from any
holder, Owner or
other person, as the case
may be, who shall
fail to file such proofs,
certificates or other
instruments.
             4.

TRANSFERABILIT
Y RECORDOWNERSHIP.
       It is a condition
of this Receipt and
every successive holder
and Owner of this
Receipt by accepting or
holding the same
consents and agrees, that
title to this Receipt,
when properly endorsed or
accompanied by
proper instruments of
transfer, is transferable
by delivery with the same
effect as in the
case of a negotiable
instrument provided,
however, that prior to
the due presentation of
this Receipt for
registration of transfer
as
above provided, and
subject to the provisions
of Article 9 below, the
Depositary,
notwithstanding any
notice to the contrary,
may treat the person in
whose name this
Receipt is registered on
the books of the
Depositary as the
absolute owner hereof for
the purpose of
determining the person
entitled
to distribution of
dividends and for any
other
purpose.
             5.
                    TAX
LIABILITY.
       The Depositary
shall not be liable for
any taxes or governmental
or other
assessments or charges
that may become
payable in respect of the
Deposited
Securities, but a ratable
part of any and all of
the same, whether such
tax, assessment or
charge becomes payable by
reason of any
present or future law,
statute, charter
provision, bylaw,
regulation or otherwise,
shall be payable by the
Owner hereof to the
Depositary at any time on
request.  Upon the
failure of the holder or
Owner of this Receipt
to pay any such amount,
the Depositary may
sell for account of such
Owner an amount of
the Deposited Securities
equal to all or any
part of the amount
represented by this
Receipt, and may apply
the proceeds in
payment of such
obligations, the Owner
hereof remaining liable
for any deficiency.
             6.

REPRESENTATION
S AND WARRANTIES.
       Every person
presenting Shares for
deposit shall be deemed
thereby to represent
and warrant that such
Shares and each
certificate, if any,
therefor are validly
issued,
fully paid and
nonassessable, that such
Shares were not issued in
violation of any
preemptive or similar
rights of the holders of
any securities and that
the person making
such deposit is duly
authorized so to do.
 Every such person shall
also be deemed to
represent that the
deposit of such
securities
and the sale of American
Depositary Shares
representing such Shares
by that person in the
United States are not
restricted under the
Securities Act of 1933,
as amended the
Securities Act of 1933.
Such representations
and warranties shall
survive the deposit of
such securities and
issuance of Receipts.
       This Receipt is
issued subject, and all
rights of the holder or
Owner hereof are
expressly subject, to the
terms and conditions
set forth on both sides
of this Receipt, all of
which form a part of the
agreement
evidenced in this Receipt
and to all of which
the holder or Owner
hereof by accepting this
Receipt consents.
             7.

REPORTS OF
ISSUER OF DEPOSITED
SECURITIES
VOTING RIGHTS.
       As of the date of
the establishment of
the program for issuance
of Receipts by the
Depositary, the
Depositary believed,
based on
limited investigation,
that the issuer of the
Deposited Securities
either i furnished the
Securities and Exchange
Commission the
Commission with certain
public reports and
documents required by
foreign law or
otherwise or ii published
information in
English on its Internet
website at
httpwww.kentaku.co.jp or
another electronic
information delivery
system generally
available to the public
in its primary trading
market, in either case in
compliance with
Rule 12g32b under the
Securities and
Exchange Act of 1934 as
in effect and
applicable to that issuer
at that time.
 However, the Depositary
does not assume
any duty to determine if
the issuer of the
Deposited Securities is
complying with the
current requirements of
Rule 12g32b or to
take any action if that
issuer is not complying
with those requirements.
       The Depositary
shall be under no
obligation to give notice
to the holder or
Owner of this Receipt of
any meeting of
shareholders or of any
report of or
communication from the
issuer of the
Deposited Securities, or
of any other matter
concerning the affairs of
such issuer, except
as herein expressly
provided.  The Depositary
undertakes to make
available for inspection
by holders and Owners of
the Receipts at its
Corporate Trust Office,
any reports and
communication received
from the issuer of
the Deposited Securities
that are both i
received by the
Depositary as the holder
of
the Deposited Securities
and ii made generally
available to the holders
of the Deposited
Securities by the issuer
thereof.  Such reports
and communications will
be available in the
language in which they
were received by the
Depositary from the
issuer of the Deposited
Securities, except to the
extent, if any, that
the Depositary in its
sole discretion elects to
both i translate into
English any of such
reports or communications
that were not in
English when received by
the Depositary and
ii make such
translations, if any,
available for
inspection by holders and
Owners of the
Receipts.  The Depositary
has no obligation
of any kind to translate
any of such reports or
communications or to make
such translation,
if any, available for
such inspection.
       The Depositary
may, in its discretion,
exercise, in any manner,
or not exercise, any
and all voting rights
that may exist in respect
of the Deposited
Securities.  The
Depositary
may, but assumes no
obligation to, notify
Owners of an upcoming
meeting of holders
of Deposited Securities
or solicit instructions
from Owners as to the
exercise of any voting
rights with respect to
the Deposited Securities.
Upon the written request
of the Owner of this
Receipt and payment to it
of any expense
involved, the Depositary
may, in its sole
discretion, but assumes
no obligation to,
exercise any voting
rights with respect to
the
amount of the Deposited
Securities
represented by the
American Depositary
Shares evidenced by this
Receipt in
accordance with that
request.
             8.

DISTRIBUTIONS.
       Until the
surrender of this
Receipt, the
Depositary a shall
distribute or otherwise
make available to the
Owner hereof, at a time
and in such manner as it
shall determine, any
distributions of cash,
Shares or other
securities or property
other than subscription
or other rights and b may
distribute or
otherwise make available
to the Owner
hereof, at a time and in
such manner as it
shall determine, any
distributions of
subscription or other
rights, in each case
received with respect to
the amount of
Deposited Securities
represented hereby, after
deduction, or upon
payment of the fees and
expenses of the
Depositary described in
Article 13 below, and the
withholding of any
taxes in respect thereof
provided, however,
that the Depositary shall
not make any
distribution for which it
has not received
satisfactory assurances,
which may be an
opinion of United States
counsel, that the
distribution is
registered under, or is
exempt
from or not subject to
the registration
requirements of, the
Securities Act of 1933 or
any other applicable law.
If the Depositary is
not obligated, under the
preceding sentence,
to distribute or make
available a distribution
under the preceding
sentence, the Depositary
may sell such Shares,
other securities,
subscription or other
rights, securities or
other
property, and the
Depositary shall
distribute
the net proceeds of a
sale of that kind to the
Owners entitled to them,
after deduction or
upon payment of the fees
and expenses of
the Depositary described
in Article 13 below
and the withholding of
any taxes in respect
thereof.  In lieu of
distributing fractional
American Depositary
Shares for distributed
Shares or other
fractional securities,
the
Depositary may, in its
discretion, sell the
amount of securities or
property equal to the
aggregate of those
fractions.  In the case
of
subscription or other
rights, the Depositary
may, in its discretion,
issue warrants for such
subscription or other
rights andor seek
instructions from the
Owner of this Receipt as
to the disposition to be
made of such
subscription or other
rights.  If the
Depositary
does not distribute or
make available to
Owners or sell
distributed subscription
or
other rights, the
Depositary shall allow
those
rights to lapse.  Sales
of subscription or other
rights, securities or
other property by the
Depositary shall be made
at such time and in
such manner as the
Depositary may deem
advisable.
       If the Depositary
shall find in its
opinion that any cash
distribution is not
convertible in its
entirety or with respect
to
the Owners of a portion
of the Receipts, on a
reasonable basis into
U.S. Dollars available to
it in the City of New
York, or if any required
approval or license of
any government or
agency for such
conversion is denied or
is not
obtainable within a
reasonable period, the
Depositary may in its
discretion make such
conversion and
distribution in U.S.
Dollars to
the extent possible, at
such time and rates of
conversion as the
Depositary shall deem
appropriate, to the
Owners entitled thereto
and shall with respect to
any such currency
not converted or
convertible either i
distribute
such foreign currency to
the holders entitled
thereto or ii hold such
currency for the
respective accounts of
such Owners
uninvested and without
liability for interest
thereon, in which case
the Depositary may
distribute appropriate
warrants or other
instruments evidencing
rights to receive such
foreign currency.
             9.

RECORD DATES
ESTABLISHED BY
DEPOSITARY.
       Whenever any cash
dividend or other
cash distribution shall
become payable or any
distribution other than
cash shall be made, or
whenever rights shall be
offered, with respect
to Deposited Securities,
or whenever the
Depositary shall receive
notice of any
meeting of Owners of
Deposited Securities,
or whenever it is
necessary or desirable to
determine the Owners of
Receipts, the
Depositary will fix a
record date for the
determination of the
Owners generally or the
Owners of Receipts who
shall be entitled to
receive such dividend,
distribution or rights,
or the net proceeds of
the sale thereof, to give
instructions for the
exercise of voting rights
at
any such meeting or
responsible for any other
purpose for which the
record date was set.
             10.

CHANGES
AFFECTING DEPOSITED
SECURITIES.
       Upon i any change
in nominal value
or any subdivision,
combination or any other
reclassification of the
Deposited Securities, or
ii any recapitalization,
reorganization, sale of
assets substantially as
an entirety, merger or
consolidation affecting
the issuer of the
Deposited Securities or
to which it is a party,
or iii the redemption by
the issuer of the
Deposited Securities at
any time of any or all
of such Deposited
Securities provided the
same are subject to
redemption, then and in
any such case the
Depositary shall have the
right to exchange or
surrender such Deposited
Securities and accept and
hold hereunder in
lieu thereof  other
shares, securities, cash
or
property to be issued or
delivered in lieu of or
in exchange for, or
distributed or paid with
respect to, such
Deposited Securities.
Upon
any such exchange or
surrender, the
Depositary shall have the
right, in its
discretion, to call for
surrender of this Receipt
in exchange upon payment
of fees and
expenses of the
Depositary for one or
more
new Receipts of the same
form and tenor as
this Receipt, but
describing the
substituted
Deposited Securities.  In
any such case the
Depositary shall have the
right to fix a date
after which this Receipt
shall only entitle the
Owner to receive such new
Receipt or
Receipts.  The Depositary
shall mail notice of
any redemption of
Deposited Securities to
the
Owners of Receipts,
provided that in the case
of any redemption of less
than all of the
Deposited Securities, the
Depositary shall
select in such manner as
it shall determine an
equivalent number of
American Depositary
Shares to be redeemed and
shall mail notice
of redemption only to the
Owners of Receipts
evidencing those American
Depositary
Shares.  The sole right
of the Owners of
Receipts evidencing
American Depositary
Shares designated for
redemption after the
mailing of such notice of
redemption shall be
to receive the cash,
rights and other property
applicable to the same,
upon surrender to the
Depositary and upon
payment of its fees and
expenses of the Receipts
evidencing such
American Depositary
Shares.
             11.

LIABILITY OF
DEPOSITARY.
       The Depositary
shall not incur any
liability to any holder
or Owner of this
Receipt i if by reason of
any provisions of
any present or future law
of the United States
of America, any state
thereof, or of any other
country, or of any
governmental or
regulatory
authority, or by reason
of any provision,
present or future, of the
charter or articles of
association or similar
governing document of
the issuer or of the
Deposited Securities, the
Depositary shall be
prevented, delayed or
forbidden from or
subjected to any civil or
criminal penalty or
extraordinary expenses on
account of doing or
performing any act or
thing which by the terms
hereof it is provided
shall be done or
performed, ii by reason
of
any nonperformance or
delay, caused as
specified in clause i
above, in the
performance of any act or
thing which by the
terms of this Receipt it
is provided shall or
may be done or performed,
iii by reason of
any exercise of, or
failure to exercise, any
discretion provided for
herein, iv for the
inability of any Owner or
holder to benefit
from any distribution,
offering, right or other
benefit which is made
available to holders of
Deposited Securities but
is not made available
to Owners or holders, v
for any special,
consequential or punitive
damages for any
breach of the terms of
this Receipt or vi
arising out of any act of
God, terrorism or
war or any other
circumstances beyond its
control.
       The Depositary
shall not be
responsible for any
failure to carry out any
requests to vote any
Deposited Securities or
for the manner or effect
of any vote that is
cast either with or
without the request of
any
Owner, or for not
exercising any right to
vote
any Deposited Securities.
       The Depositary
does not assume any
obligation and shall not
be subject to any
liability to holders or
Owners hereunder other
than agreeing to act
without negligence or bad
faith in the performance
of such duties as are
specifically set forth
herein.
       The Depositary
shall be under no
obligation to appear in,
prosecute or defend,
any action, suit or other
proceeding in respect
of any of the Deposited
Securities or in
respect of the Receipts
on behalf of Owners
or holders or any other
persons.  The
Depositary shall not be
liable for any action
or nonaction by it in
reliance upon the advice
of or information from
legal counsel,
accountants or any other
persons believed by
it in good faith to be
competent to give such
advice or information.
       The Depositary,
subject to Article 14
hereof, may itself become
the owner of and
deal in securities of any
class of the issuer of
the Deposited Securities
and in Receipts of
this issue.
             12.

TERMINATION OF
AGREEMENT AND SURRENDER
OF
THIS RECEIPT.
       The Depositary may
at any time
terminate the agreement
evidenced by this
Receipt and all other
Receipts by mailing
notice of such
termination to the Owners
of
all Receipts then
outstanding at their
addresses appearing upon
the books of the
Depositary, at least
thirty days prior to the
date fixed in such notice
for termination.  On
and after such date of
termination the Owner
hereof, upon surrender of
this Receipt at the
Corporate Trust Office of
the Depositary, will
be entitled to delivery
of the amount of the
Deposited Securities
represented hereby upon
the same terms and
conditions, and upon
payment of a fee at the
rates provided herein
with respect to the
surrender of this Receipt
for Deposited Securities
and on payment of
applicable taxes and
charges.  The Depositary
may convert any dividends
received by it in
cash after the
termination date into
U.S.
Dollars as herein
provided, and after
deducting therefrom the
fees of the
Depositary and referred
to herein and any
taxes and governmental
charges and shall
thereafter hold the
balance of said dividends
for the pro rata benefit
of the Owners of the
respective Receipts.  As
to any Receipts not
so surrendered within
thirty days after such
date of termination the
Depositary shall
thereafter have no
obligation with respect
to
the collection or
disbursement of any
subsequent dividends or
any subscriptions or
other rights accruing on
the Deposited
Securities.  After the
expiration of three
months from such date of
termination the
Depositary may sell any
remaining Deposited
Securities in such manner
as it may
determine, and may
thereafter hold
uninvested the net
proceeds of any such sale
or sales together with
any dividends received
prior to such sale or the
U.S. Dollars received
on conversion thereof,
unsegregated and
without liability for any
interest thereon, for
the pro rata benefit of
the Owners of the
Receipts that have not
theretofore been
surrendered for
cancellation, such Owners
thereupon becoming
general creditors of the
Depositary with respect
to such net proceeds.
 After making such sale,
or if no such sale
can be made after the
expiration of one year
from such date of
termination, the
Depositary
shall be discharged from
all obligations
whatsoever to the holders
and Owners of the
Receipts except to make
distribution of the
net proceeds of sale and
of such dividends
after deducting all fees,
charges and expenses
of the Depositary or of
the Deposited
Securities, in case no
sale can be made, upon
surrender of the
Receipts.
             13.

CERTAIN FEES
AND CHARGES OF THE
DEPOSITARY.
       The Depositary may
charge any party
depositing or withdrawing
Shares, any party
transferring or
surrendering Receipts,
any
party to whom Receipts
are issued including
issuance pursuant to a
stock dividend or stock
split or an exchange of
stock or distribution
pursuant to Articles 8 or
10 or Owners, as
applicable, i fees for
the delivery or surrender
of Receipts and deposit
or withdrawal of
Shares, ii fees for
distributing cash, Shares
or
other property received
in respect of
Deposited Securities, iii
taxes and other
governmental charges, iv
registration or
custodial fees or charges
relating to the
Shares, v cable, telex
and facsimile
transmission expenses, vi
foreign currency
conversion expenses and
fees, vii depositary
servicing fees and viii
any other fees or
charges incurred by the
Depositary or its
agents in connection with
the Receipt
program.  The Depositarys
fees and charges
may differ from those of
other depositaries.
 The Depositary reserves
the right to modify,
reduce or increase its
fees upon thirty 30 days
notice to the Owner
hereof.  The Depositary
will provide, without
charge, a copy of its
latest schedule of fees
and charges to any
party requesting it.
       The Depositary may
charge fees for
receiving deposits and
issuing Receipts, for
delivering Deposited
Securities against
surrendered Receipts, for
transfer of
Receipts, for splits or
combinations of
Receipts, for
distribution of each cash
or
other distribution on
Deposited Securities, for
sales or exercise of
rights, or for other
services performed
hereunder.  The
Depositary reserves the
right to modify,
reduce or increase its
fees upon thirty 30 days
notice to the Owner
hereof.  The Depositary
will provide, without
charge, a copy of its
latest fee schedule to
any party requesting it.
             14.

PRERELEASE OF
RECEIPTS.
       Notwithstanding
any other provision
of this Receipt, the
Depositary may execute
and deliver Receipts
prior to the receipt of
Shares PreRelease. The
Depositary may
deliver Shares upon the
receipt and
cancellation of Receipts
which have been
PreReleased, whether or
not such cancellation
is prior to the
termination of such
PreRelease
or the Depositary knows
that such Receipt
has been PreReleased.
The Depositary may
receive Receipts in lieu
of Shares in
satisfaction of a
PreRelease.  Each
PreRelease
will be a preceded or
accompanied by a
written representation
from the person to
whom Receipts or Shares
are to be delivered
that such person, or its
customer, owns the
Shares or Receipts to be
remitted, as the case
may be, b at all times
fully collateralized with
cash or such other
collateral as the
Depositary
deems appropriate, c
terminable by the
Depositary on not more
than five 5 business
days notice, and d
subject to such further
indemnities and credit
regulations as the
Depositary deems
appropriate.  The number
of American Depositary
Shares which are
outstanding at any time
as a result of
PreReleases will not
normally exceed thirty
percent 30% of the Shares
deposited with the
Depositary provided,
however, that the
Depositary reserves the
right to change or
disregard such limit from
time to time as it
deems appropriate.
       The Depositary may
retain for its own
account any compensation
received by it in
connection with the
foregoing.
             15.

COMPLIANCE
WITH U.S. SECURITIES
LAWS.
       Notwithstanding
any terms of this
Receipt to the contrary,
the Depositary will
not exercise any rights
it has under this
Receipt to prevent the
withdrawal or delivery
of Deposited Securities
in a manner which
would violate the United
States securities laws
including, but not
limited to, Section 1A1
of
the General Instructions
to the Form F6
Registration Statement,
as amended from time
to time, under the
Securities Act of 1933.
             16.

GOVERNING LAW
VENUE OF ACTIONS JURY
TRIAL
WAIVER.
       This Receipt shall
be interpreted and
all rights hereunder and
provisions hereof
shall be governed by the
laws of the State of
New York.
       All actions and
proceedings brought
by any Owner or holder of
this Receipt
against the Depositary
arising out of or
relating to the Shares or
other Deposited
Securities, the American
Depositary Shares or
the Receipts, or any
transaction contemplated
herein, shall be
litigated only in courts
located
within the State of New
York.
       EACH OWNER AND
HOLDER
HEREBY IRREVOCABLY
WAIVES, TO
THE FULLEST EXTENT
PERMITTED BY
APPLICABLE LAW, ANY RIGHT
IT MAY
HAVE TO A TRIAL BY JURY
IN ANY
SUIT, ACTION OR
PROCEEDING
AGAINST THE DEPOSITARY
DIRECTLY
OR INDIRECTLY ARISING OUT
OF OR
RELATING TO THE SHARES OR
OTHER
DEPOSITED SECURITIES, THE
AMERICAN DEPOSITARY
SHARES OR
THE RECEIPTS, OR ANY
TRANSACTION
CONTEMPLATED HEREIN, OR
THE
BREACH HEREOF, INCLUDING
WITHOUT LIMITATION, ANY
QUESTION
REGARDING EXISTENCE,
VALIDITY OR
TERMINATION WHETHER BASED
ON
CONTRACT, TORT OR ANY
OTHER
THEORY.
             17.

AMENDMENT OF
RECEIPTS.
       The form of the
Receipts and the
agreement created thereby
may at any time
and from time to time be
amended by the
Depositary in any respect
which it may deem
necessary or desirable.
Any amendment
which shall prejudice any
substantial existing
right of Owners shall not
become effective as
to outstanding Receipts
until the expiration of
thirty 30 days after
notice of such
amendment shall have been
given to the
Owners of outstanding
Receipts provided,
however, that such thirty
30 days notice shall
in no event be required
with respect to any
amendment which shall
impose or increase
any taxes or other
governmental charges,
registration fees, cable,
telex or facsimile
transmission costs,
delivery costs or other
such expenses. Every
Owner and holder of a
Receipt at the time any
amendment so
becomes effective shall
be deemed, by
continuing to hold such
Receipt, to consent
and agree to such
amendment and to be
bound by the agreement
created by Receipt as
amended thereby. In no
event shall any
amendment impair the
right of the Owner of
any Receipt to surrender
such Receipt and
receive therefor the
amount of Deposited
Securities represented by
the American
Depositary Shares
evidenced thereby, except
in order to comply with
mandatory provisions
of applicable law.